Exhibit 21.1

List of Subsidiaries

Name	Jurisdiction
BCP/Graham Holdings, LLC	Delaware
Financière GEP SNC	France
Financière GPF SNC	France
GP Villecomtal SarL	France
GPACSUB LLC	DE
GPC Capital Corp. I	DE
GPC Capital Corp. II	DE
GPC Opco GP LLC	DE
GPC Sub GP LLC	DE
Graham Blow Pack Private Ltd.	India
Graham Packaging Acquisition Corp.	DE
Graham Packaging Argentina S.A.	Argentina
Graham Packaging Asia Ltd.	China
Graham Packaging Belgium S.A.	Belgium
Graham Packaging Canada Ltd.	Canada
Graham Packaging Comerc USA LLC	DE
Graham Packaging Company BV	Netherlands
Graham Packaging Company OY	Finland
Graham Packaging Company, L.P.	DE
Graham Packaging Controllers USA LLC.	DE
Graham Packaging Do Brasil Industria e Comercio S.A.	Brazil
Graham Packaging Europe SNC	France
Graham Packaging European Svcs Ltd.	UK
Graham Packaging France Partners	PA
Graham Packaging France S.A.S.	France
Graham Packaging Holdings BV	Netherlands
Graham Packaging Holdings Company	PA
Graham Packaging Iberica S.L.	Spain
Graham Packaging International Plastic Products Inc.	DE
Graham Packaging Latin America LLC	DE
Graham Packaging Leasing USA LLC.	DE
Graham Packaging Lummen N.V.	Belgium
Graham Packaging Minster LLC	OH
Graham Packaging Normandy SarL	France
Graham Packaging Paraná Ltda.	Brazil
Graham Packaging PET Technologies Inc.	DE
Graham Packaging Plastic Products de Mexico S. de R.L. de C.V.	Mexico
Graham Packaging Plastic Products Inc.	DE
Graham Packaging Plasticos de Venezuela C.A.	Venezuela

Graham Packaging Plastics Ltd.	UK
Graham Packaging Poland L.P.	PA
Graham Packaging Poland Spolka z o.o.	Poland
Graham Packaging Regioplast STS Inc.	DE
Graham Packaging San Martin S.A.	Argentina
Graham Packaging Technological Specialties LLC	DE
Graham Packaging U.K. Ltd.	UK
Graham Packaging West Jordan LLC	UT
Graham Packaging Zoetermeer BV	Netherlands
Graham Plastpak Plastik Ambalaj A.S.	Turkey
Graham Recycling Company, L.P.	PA
Lido Plast San Luis S.A.	Argentina
Resin Rio Comercio Ltda.	Brazil
Servicios Graham Packaging S. de R.L. de C.V.	Mexico
Societa Impallaggi Plastici (SIP) SrL (Italy)	Italy